(logo)ColonyCapital

          AMC OPCO, LLC

Colony Capital AMC OPCO, LLC

515 South Flower Street, 44th Floor, Los Angeles, CA 90071

P 310.282.8820 | www.clny.com | NYSE: CLNY

March 20, 2019

ANNUAL OFFICERS’ CERTIFICATE

Reference is hereby made to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of February 1, 2013 (the "Agreement"), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as servicer (the "Servicer"), NS Servicing II, LLC, as Special Servicer and whose role as Special Servicer was subsequently assigned to Colony Capital AMC OPCO, LLC (“Colony Capital AMC OPCO”, or the “Special Servicer”), U.S. Bank National Association, as trustee (the "Trustee"), Wells Fargo Bank, National Association, as certificate administrator, certificate registrar and authenticating agent (the "Certificate Administrator") and, in its capacity as Custodian (the “Custodian”), and Situs Holdings, LLC, as trust advisor (the “Trust Advisor”). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 13.9 of the Agreement, I, Scott D. Freeman, Vice President of Colony Capital Operating Company, LLC as the sole member of Colony Capital OP Subsidiary, LLC, the sole member of Colony Capital Investment Holdco, LLC, which is sole member of Colony AMC, LLC, which in turn is the sole member of Colony Capital AMC OPCO, does hereby certify in my capacity as an officer of Colony Capital Operating Company, LLC and without personal liability, that:

1.        A review of the activities of the Special Servicer during the year ended December 31, 2018 (the “Reporting Period”), and of its performance under the Agreement during such period has been made under my supervision; and

2.        To the best of my knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 7th day of March 2019.

/s/ Scott D. Freeman

Scott D. Freeman

Vice President

Colony Capital Operating Company, LLC